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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-19541 and 333-27549 of Steel Dynamics, Inc. and subsidiary on Form S-8 of our report dated January 19, 1998, appearing in this Annual Report on Form 10-K of Steel Dynamics, Inc. and subsidiary for the year ended December 31, 1997.



DELOITTE & TOUCHE LLP
Indianapolis, Indiana

March 27, 1998


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